Exhibit 99.1

Pennant Reports First Quarter 2021 Results

Conference Call and Webcast scheduled for tomorrow, May 7, 2021 at 10:00 am MT

EAGLE, Idaho – May 6, 2021 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the first quarter of fiscal year 2021, reporting GAAP diluted earnings per share of $0.03 for the quarter and adjusted dilutive earnings per share of $0.11 for the quarter(1).

First Quarter Highlights

▪Total revenue for the quarter was $105.7 million, an increase of $13.8 million or 15.0% over the prior year quarter;

▪Net income for the quarter was $1.0 million, adjusted EBITDA for the quarter was $6.3 million, and adjusted EBITDAR for the quarter was $16.2 million;

▪Home Health and Hospice Services segment revenue for the quarter was $74.6 million, an increase of $17.8 million or 31.4% over the prior year quarter;

▪Home Health and Hospice Services segment adjusted EBITDAR from operations(2) was $13.8 million for the quarter, an increase of $4.1 million or 41.8% over the the prior year quarter;

▪Total home health admissions for the quarter was 9,097, an increase of 48.3% over the prior year quarter, and total Medicare home health admissions for the quarter was 4,498, an increase of 60.1% over the prior year quarter;

▪Hospice average daily census for the quarter was 2,308, an increase of 23.4% over the prior year quarter, and total hospice admissions for the quarter was 2,154, an increase of 28.5% over the prior year quarter; and

▪Senior Living Services segment revenue for the quarter was $31.1 million, segment adjusted EBITDAR from operations in the quarter was $8.8 million, average occupancy for the quarter was 72.1%, and average monthly revenue per occupied unit was $3,186 for the quarter.

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Information.”
(2)	Segment Adjusted EBITDAR from Operations is defined and outlined in Note 6 on Form 10-K and is the segment GAAP measure of profit and loss.

Operating Results

“We are pleased to report solid results for the first quarter, which are headlined by record performance in our home health and hospice segment," commented Daniel Walker, Pennant's Chief Executive Officer. "The peak of the second wave of COVID-19 and the severe winter storm in Texas made a noticeable impact on our first quarter results in our senior living segment. As we relentlessly execute on our ongoing effort to attract and retain high-caliber leaders, we are confident we can continue to achieve excellent results in our home health and hospice segment and strong improvement in our senior living business. We are deeply grateful for the herculean efforts of individuals across our local operations to provide excellent care to our patients, residents and fellow employees during such a challenging period.”

Commenting on the operating results, Mr. Walker reported, “Our home health and hospice segment continues to grow rapidly, posting record results in a quarter that historically has experienced seasonal weakness. Segment revenue and adjusted EBITDA increased 31.4% and 43.7%, respectively, in the first quarter over the prior year quarter on the back of extraordinary growth in admissions, average daily census and Medicare revenue per episode. The majority of this earnings growth occurred in same-store agencies acquired more than 15 months ago, evidencing significant inherent upside in our existing portfolio even as we continue to acquire operations with high growth potential. Simultaneously, we are pleased to see our clinical measures and quality scores continue to improve over already high marks. While the pandemic has delayed CMS quality reporting updates, our real time data analytics show 43% of our home health agencies had a star rating of five stars during the quarter and our hospice composite quality trend continued to climb well above the national average. These financial and clinical results, all while continuing to add nine new operations to the Pennant family since the beginning of the year, is a remarkable achievement. Overall, we believe the strong momentum we have in our home health and hospice operations and our ability to grow acquisitively position us to drive significant value this year and beyond.”

“As expected, our senior living segment experienced a very challenging operating environment in the first quarter, as COVID-19 cases escalated in the early weeks of the first quarter in many of our key markets, resulting in the sharpest decline in occupancy we have experienced in our history," commented Mr. Walker. "The challenging operating environment was exacerbated by the severe winter storm in Texas that significantly impacted our 12 communities in the state, three of which temporarily evacuated due to a loss of power and resulting damage. While still managing the full brunt of COVID-19, our local leaders and resources went to extraordinary efforts to ensure resident and employee safety, not without incurring lost revenue and increased emergency response, building repair and wage and hourly expenses. The confluence of these two events created a uniquely challenging operating environment that has caused short-term, downward pressure on our segment operating results. Although the peak effect of this was temporary and we saw some immediate recovery in the weeks following, these challenges presented a distinctive opportunity for us to accelerate improvement in our leadership, cost management and ability to attract new residents in order to drive sustained, long-term success. During the quarter, we responded rapidly to these opportunities by making significant leadership adjustments and adding support from key leaders across Pennant. We are beginning to see the fruits of these efforts, the positive effect of more vaccinations and declining COVID-19 cases and a rollback of some of the pandemic-related restrictions on in-person visitation and touring. Our leadership changes and development will be an ongoing effort that will position our senior living business for sustained, long-term strength. As a result of these efforts, combined with our low real estate fixed costs and an improving operating environment, we are getting stronger in the second quarter, and anticipate better performance in the second half of the year.”

During the first quarter and since, the Company announced that it grew its operations through the acquisition or start-up of five home health agencies, two hospice agencies and two home care agencies across key markets in Arizona, Colorado and Texas. "We are pleased with the quality, pace and diversity of the transactions we have closed since the beginning of 2021. Our pipeline of potential home health and hospice acquisitions remains as healthy as ever. We continue to see opportunities to invest in many existing and new markets and to expand our services across the care continuum to meet the complex needs of a growing number of patients. Armed with significant dry powder, a strong balance sheet and a deep bench of entrepreneurs anxious to drive success at local operations, we are excited to continue to execute on our disciplined growth strategy,” said Derek Bunker, Pennant’s Chief Investment Officer.

Jennifer Freeman, Pennant's Chief Financial Officer, reported that the Company ended the first quarter with strong liquidity, noting $5.6 million of cash on hand and $119.2 million of availability on its revolving line of credit. Highlighting the strength of the Company’s balance sheet, Ms. Freeman reported the Company had a net debt-to-

adjusted EBITDA ratio of 0.56x and a lease-adjusted net debt-to-adjusted EBITDAR ratio of 4.59 as of March 31, 2021. “Our low leverage, strong balance sheet and access to capital allow us to opportunistically acquire operations in many market conditions and provide our talented local leaders additional flexibility to make investments to meet the dynamic needs of their communities. By supplementing our unique, locally-driven operating model with a robust balance sheet and healthy cash position, we have the ingredients to produce strong results in 2021 and beyond,” said Ms. Freeman.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Annual Report on Form 10-Q for the three months ended March 31, 2021, which has been filed with the SEC today and can be viewed on the company’s website at www.pennantgroup.com.

Conference Call

A live webcast will be held tomorrow, May 7, 2021 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s first quarter 2021 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Mountain time on Friday, June 4, 2021.
About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 85 home health and hospice agencies and 54 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor Relations
The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended March 31,
	2021	2020

Revenue	$105,663	$91,849

Expense
Cost of services	83,622	70,189
Rent—cost of services	9,965	9,706
General and administrative expense	9,288	6,661
Depreciation and amortization	1,175	1,021
Total expenses	104,050	87,577
Income from operations	1,613	4,272
Other expense:
Interest expense, net	(360)	(403)
Other expense, net	(360)	(403)
Income before provision for income taxes	1,253	3,869
Provision for income taxes	340	889
Net income	913	2,980
Less: net income/ (loss) attributable to noncontrolling interest	(37)	—
Net income and other comprehensive income attributable to The Pennant Group, Inc.	$950	$2,980
Earnings per share:
Basic	$0.03	$0.11
Dilutive	$0.03	$0.10
Weighted average common shares outstanding:
Basic	28,291	27,891
Dilutive	30,907	29,873

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash	$5,605	$43
Accounts receivable—less allowance for doubtful accounts of $861 and $643, respectively	50,756	47,221
Prepaid expenses and other current assets	15,338	12,335
Total current assets	71,699	59,599
Property and equipment, net	17,141	17,884
Right-of-use assets	306,151	308,650
Escrow deposits	—	525
Deferred Tax Assets	1,969	2,097
Restricted and other assets	4,786	4,289
Goodwill	68,179	66,444
Other indefinite-lived intangibles	49,399	47,488
Total assets	$519,324	$506,976
Liabilities and equity
Current liabilities:
Accounts payable	$8,581	$9,761
Accrued wages and related liabilities	20,977	26,873
Lease liabilities—current	14,606	14,106
Other accrued liabilities	44,276	38,275
Total current liabilities	88,440	89,015
Long-term lease liabilities—less current portion	294,255	296,615
Other long-term liabilities	6,939	11,897
Long-term debt, net	24,971	8,277
Total liabilities	414,605	405,804
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 28,720 and 28,277, shares issued and outstanding at March 31, 2021, respectively, and 28,696 and 28,243 shares issued and outstanding at December 31, 2020, respectively.	28	28
Additional paid-in capital	87,305	84,671
Retained Earnings (Accumulated Deficit)	12,895	11,945
Treasury Stock, at cost, 3 shares at March 31, 2021 and December 31, 2020	(65)	(65)
Total Pennant Group, Inc. stockholders' equity	100,163	96,579
Noncontrolling interest	4,556	4,593
Total equity	104,719	101,172
Total liabilities and equity	$519,324	$506,976

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
The following table presents selected data from our condensed consolidated and combined statement of cash flows for the periods presented:

	Three Months Ended March 31,
	2021	2020

Net cash (used in) provided by operating activities	$(7,267)	$2,090
Net cash used in investing activities	(3,995)	(6,772)
Net cash provided by financing activities	16,824	9,112
Net increase in cash	5,562	4,430
Cash at beginning of year	43	402
Cash at end of year	$5,605	$4,832

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following tables sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2021		2020
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$33,204	31.4%	$21,444	23.4%
Hospice	36,914	34.9	30,440	33.1
Home care and other(a)	4,489	4.3	4,878	5.3
Total home health and hospice services	74,607	70.6	56,762	61.8
Senior living services	31,056	29.4	35,087	38.2
Total revenue	$105,663	100.0%	$91,849	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited)

The following table summarizes our overall home health and hospice performance indicators for the periods indicated:

	Three Months Ended March 31,
	2021	2020

Home health services:
Total home health admissions	9,097	6,136
Total Medicare home health admissions	4,498	2,809
Average Medicare revenue per 60-day completed episode(a)	$3,461	$3,091
Hospice services:
Total hospice admissions	2,154	1,676
Average daily census	2,308	1,871
Hospice Medicare revenue per day	$172	$163

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended March 31,
	2021	2020

Occupancy	72.1%	80.2%
Average monthly revenue per occupied unit	$3,186	$3,206

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2021		2020
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$53,739	50.9%	$39,256	42.7%
Medicaid	13,853	13.1	13,952	15.2
Subtotal	67,592	64.0	53,208	57.9
Managed Care	11,089	10.5	7,532	8.2
Private and Other(a)	26,982	25.5	31,109	33.9
Total revenue	$105,663	100.0%	$91,849	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020

Net income attributable to The Pennant Group, Inc.	$950	$2,980
Add: Net loss attributable to noncontrolling interest	(37)	—
Net income	913	2,980

Non-GAAP adjustments
Costs at start-up operations(a)	146	245
Share-based compensation expense(b)	2,416	1,956
Acquisition related costs(c)	7	—
Transition services costs(d)	902	365
Provision for income taxes on Non-GAAP adjustments(e)	(1,068)	(810)
Non-GAAP net income	$3,316	$4,736

Dilutive Earnings Per Share As Reported
Net Income	$0.03	$0.10
Average number of shares outstanding	30,907	29,873

Adjusted Diluted Earnings Per Share
Net Income	$0.11	$0.16
Average number of shares outstanding	30,907	29,873

	Note: Beginning in the first quarter of fiscal year 2021, we updated our definition of Segment Adjusted EBITDAR to no longer include an adjustment for COVID-19 expenses offset by the amount of sequestration relief. COVID-19 expenses continue to be part of daily operations for which less specific identification is visible. Furthermore, the sequestration relief has been extended through December 31, 2021. Sequestration relief was $948 for the three months ended March 31, 2021. There was no adjustment for COVID-19 expenses offset by the amount of sequestration relief for the three months ended March 31, 2020.

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.

		Three Months Ended March 31,
		2021	2020
	Revenue	$(4,555)	$(423)
	Cost of services	4,667	655
	Rent	34	13
	Depreciation	—	—
	Total Non-GAAP adjustment	$146	$245

(b)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended March 31,
		2021	2020
	Cost of services	$435	$203
	General and administrative	1,981	1,753
	Total Non-GAAP adjustment	$2,416	$1,956

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

(c)	Represents costs incurred to acquire an operation that are not capitalizable.

(d)	A portion of the costs incurred under the Transition Services Agreement (“TSA”) identified as redundant or nonrecurring that are included in general and administrative expense. Fees incurred under the TSA, net of the Company’s payroll reimbursement, were $988 and $1,336 for the three months ended March 31, 2021 and 2020, respectively. During the fourth quarter of fiscal 2020, we updated our transition service costs adjustment to include duplicate software costs. The prior year transition service costs adjustment has been recast to reflect the change. The adjustment to the prior year transition service costs was $107 for the duplicative software costs for the three months ended March 31, 2020 that were included in the 2020 full year amount in the Company’s as filed Form 10-K.
		Three Months Ended March 31,
		2021	2020
	General and administrative	$902	$157
	Depreciation and amortization(1)	—	208
	Total Non-GAAP adjustment	$902	$365

	(1)	Consists of depreciation and amortization on IT hardware and software acquired to build infrastructure in anticipation of our transition from Ensign's IT infrastructure.

(e)
Represents an adjustment to the provision for income tax to our year-to-date effective tax rate of 29.8% and 26.4% for the three months ended March 31, 2021 and 2020, respectively. This rate excludes the tax benefit of shared-based payment awards.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile Consolidated and Net Income to Consolidated and EBITDA, and Consolidated Adjusted EBITDAR for the periods presented:

	Three Months Ended March 31,
	2021	2020

Consolidated net income	$913	$2,980
Less: Net loss attributable to noncontrolling interest	(37)	—
Add: Provision for income taxes (benefit)	340	889
Net interest expense	360	403
Depreciation and amortization	1,175	1,021
Consolidated EBITDA	2,825	5,293
Adjustments to Consolidated EBITDA
Add: Costs at start-up operations(a)	112	232
Share-based compensation expense(b)	2,416	1,956
Acquisition related costs(c)	7	—
Transition services costs(d)	902	157
Rent related to item (a) above	34	13
Consolidated Adjusted EBITDA	6,296	7,651
Rent—cost of services	9,965	9,706
Rent related to item (a) above	(34)	(13)
Adjusted rent—cost of services	9,931	9,693
Consolidated Adjusted EBITDAR	$16,227

Note: Beginning in the first quarter of fiscal year 2021, we updated our definition of Segment Adjusted EBITDAR to no longer include an adjustment for COVID-19 expenses offset by the amount of sequestration relief. COVID-19 expenses continue to be part of daily operations for which less specific identification is visible. Furthermore, the sequestration relief has been extended through December 31, 2021. Sequestration relief was $948 for the three months ended March 31, 2021. There was no adjustment for COVID-19 expenses offset by the amount of sequestration relief for the three months ended March 31, 2020.
(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(c)	Acquisition related costs that are not capitalizable.
(d)	A portion of the costs incurred under the Transition Services Agreement (“TSA”) identified as redundant or nonrecurring that are included in general and administrative expense. Fees incurred under the TSA, net of the Company’s payroll reimbursement, were $988 and $1,336 for the three months ended March 31, 2021 and 2020, respectively. During the fourth quarter of fiscal 2020, we updated our transition service costs adjustment to include duplicate software costs. The prior year transition service costs adjustment has been recast to reflect the change. The adjustment to the prior year transition service costs was $107 for the duplicative software costs for the three months ended March 31, 2020 that were included in the 2020 full year amount in the Company’s as filed Form 10-K.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The following table presents certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Three Months Ended March 31,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended March 31, 2021
Revenue	$74,607	$31,056	$—	$105,663
Segment Adjusted EBITDAR from Operations	$13,791	$8,834	$(6,398)	$16,227
Three Months Ended March 31, 2020
Revenue	$56,762	$35,087	$—	$91,849
Segment Adjusted EBITDAR from Operations	$9,729	$12,397	$(4,782)	$17,344

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to income from operations:

	Three Months Ended March 31,
	2021	2020

Segment Adjusted EBITDAR from Operations(a)	$16,227	$17,344
Less: Depreciation and amortization	1,175	1,021
Rent—cost of services	9,965	9,706
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	112	232
Share-based compensation expense (c)	2,416	1,956
Acquisition related costs (d)	7	—
Transition services costs(e)	902	157
Add: Net loss attributable to noncontrolling interest	(37)	—
Consolidated Income from Operations	$1,613	$4,272

Note: Beginning in the first quarter of fiscal year 2021, we updated our definition of Segment Adjusted EBITDAR to no longer include an adjustment for COVID-19 expenses offset by the amount of sequestration relief. COVID-19 expenses continue to be part of daily operations for which less specific identification is visible. Furthermore, the sequestration relief has been extended through December 31, 2021. Sequestration relief was $948 for the three months ended March 31, 2021. There was no adjustment for COVID-19 expenses offset by the amount of sequestration relief for the three months ended March 31, 2020.
(a)	Segment Adjusted EBITDAR from Operations is net income/ (loss) attributable to the Company's reportable segments excluding interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs, (4) redundant and nonrecurring costs associated with the transition services agreement, and (5) net loss attributable to noncontrolling interest. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.
(b)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(d)	Acquisition related costs that are not capitalizable.
(e)	A portion of the costs incurred under the Transition Services Agreement (“TSA”) identified as redundant or nonrecurring that are included in general and administrative expense. Fees incurred under the TSA, net of the Company’s payroll reimbursement, were $988 and $1,336 for the three months ended March 31, 2021 and 2020, respectively. During the fourth quarter of fiscal 2020, we updated our transition service costs adjustment to include duplicate software costs. The prior year transition service costs adjustment has been recast to reflect the change. The adjustment to the prior year transition service costs was $107 for the duplicative software costs for the three months ended March 31, 2020 that were included in the 2020 full year amount in the Company’s as filed Form 10-K.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile segment adjusted EBITDAR from operations to segment EBITDA for each reportable segment for the periods presented:

	Three Months Ended March 31,
	Home Health and Hospice		Senior Living
	2021	2020	2021	2020

Segment Adjusted EBITDAR from Operations	$13,791	$9,729	$8,834	$12,397
Less: Rent—cost of services	1,130	850	8,835	8,856
Rent related to start-up operations	(114)	(13)	80	—
Segment Adjusted EBITDA from Operations	$12,775	$8,892	$(81)	$3,541

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before (a) provisions for income taxes, (b) depreciation and amortization, (c) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (d) share-based compensation expense, (e) non-capitalizable acquisition related costs, and (f) redundant or non-recurring transition services costs. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs, (h) redundant or non-recurring transition services costs, and (i) net income attributable to noncontrolling interest. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.